Exhibit 99.2

AMEREN CORPORATION (AEE)

CONSOLIDATED STATEMENT OF INCOME

(Unaudited, in millions, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010

Operating Revenues:
Electric	$1,308	$1,381	$6,530	$6,521
Gas	270	325	1,001	1,117

Total operating revenues	1,578	1,706	7,531	7,638

Operating Expenses:
Fuel	350	350	1,567	1,323
Purchased power	170	191	966	1,106
Gas purchased for resale	157	202	570	669
Other operations and maintenance	452	464	1,820	1,821
Goodwill, impairment and other charges	(1)	-	125	589
Depreciation and amortization	200	194	785	765
Taxes other than income taxes	102	107	457	449

Total operating expenses	1,430	1,508	6,290	6,722

Operating Income	148	198	1,241	916

Other Income and Expenses:
Miscellaneous income	18	20	69	90
Miscellaneous expense	8	14	23	33

Total other income	10	6	46	57

Interest Charges	115	120	451	497

Income Before Income Taxes	43	84	836	476

Income Taxes	17	30	310	325

Net Income	26	54	526	151

Less: Net Income Attributable to Noncontrolling Interests	1	2	7	12

Net Income Attributable to Ameren Corporation	$25	$52	$519	$139

Earnings per Common Share - Basic and Diluted	$0.10	$0.21	$2.15	$0.58

Average Common Shares Outstanding	242.3	239.9	241.5	238.8

AMEREN CORPORATION (AEE)

CONSOLIDATED BALANCE SHEET

(Unaudited, in millions)

	December 31, 2011	December 31, 2010

ASSETS
Current Assets:
Cash and cash equivalents	$255	$545
Accounts receivable - trade, net	473	517
Unbilled revenue	324	406
Miscellaneous accounts and notes receivable	69	210
Materials and supplies	712	707
Mark-to-market derivative assets	115	129
Current regulatory assets	215	267
Other current assets	132	109

Total current assets	2,295	2,890

Property and Plant, Net	18,127	17,853
Investments and Other Assets:
Nuclear decommissioning trust fund	357	337
Goodwill	411	411
Intangible assets	7	7
Regulatory assets	1,603	1,263
Other assets	845	750

Total investments and other assets	3,223	2,768
TOTAL ASSETS	$23,645	$23,511

LIABILITIES AND EQUITY
Current Liabilities:
Current maturities of long-term debt	$179	$155
Short-term debt	148	269
Accounts and wages payable	693	651
Taxes accrued	65	63
Interest accrued	101	107
Customer deposits	98	100
Mark-to-market derivative liabilities	161	161
Current regulatory liabilities	133	99
Other current liabilities	207	283

Total current liabilities	1,785	1,888

Credit Facility Borrowings	-	460
Long-term Debt, Net	6,677	6,853
Deferred Credits and Other Liabilities:
Accumulated deferred income taxes, net	3,315	2,882
Accumulated deferred investment tax credits	79	90
Regulatory liabilities	1,502	1,319
Asset retirement obligations	428	475
Pension and other postretirement benefits	1,344	1,045
Other deferred credits and liabilities	447	615

Total deferred credits and other liabilities	7,115	6,426

Ameren Corporation Stockholders’ Equity:
Common stock	2	2
Other paid-in capital, principally premium on common stock	5,598	5,520
Retained earnings	2,369	2,225
Accumulated other comprehensive loss	(50)	(17)

Total Ameren Corporation stockholders’ equity	7,919	7,730
Noncontrolling Interests	149	154

Total equity	8,068	7,884
TOTAL LIABILITIES AND EQUITY	$23,645	$23,511

AMEREN CORPORATION (AEE)

CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited, in millions)

	Year Ended December 31,
	2011	2010

Cash Flows From Operating Activities:
Net income	$526	$151
Adjustments to reconcile net income to net cash provided by operating activities:
Goodwill, impairment and other charges	125	589
Gain on sales of properties	(15)	(10)
Net mark-to-market (gain) loss on derivatives	11	(15)
Depreciation and amortization	747	746
Amortization of nuclear fuel	61	54
Amortization of debt issuance costs and premium/discounts	21	23
Deferred income taxes and investment tax credits, net	346	410
Allowance for equity funds used during construction	(34)	(52)
Other	-	21
Changes in assets and liabilities:
Receivables	231	(197)
Materials and supplies	(27)	73
Accounts and wages payable	(36)	20
Taxes accrued	(3)	10
Assets, other	76	(47)
Liabilities, other	(75)	71
Pension and other postretirement benefits	(102)	(5)
Counterparty collateral, net	27	(73)
Taum Sauk insurance recoveries, net of costs	(1)	54

Net cash provided by operating activities	1,878	1,823

Cash Flows From Investing Activities:
Capital expenditures	(1,030)	(1,042)
Nuclear fuel expenditures	(62)	(68)
Purchases of securities - nuclear decommissioning trust fund	(220)	(271)
Sales of securities - nuclear decommissioning trust fund	199	256
Proceeds from sales of properties	53	27
Other	12	2

Net cash used in investing activities	(1,048)	(1,096)

Cash Flows From Financing Activities:
Dividends on common stock	(375)	(368)
Dividends paid to noncontrolling interest holders	(6)	(8)
Capital issuance costs	-	(15)
Short-term debt and credit facility repayments, net	(581)	(121)
Redemptions, repurchases, and maturities:
Long-term debt	(155)	(310)
Preferred stock	-	(52)
Issuances of common stock	65	80
Repayments of generator advances received for construction	(73)	(39)
Generator advances received for construction	5	29

Net cash used in financing activities	(1,120)	(804)

Net change in cash and cash equivalents	(290)	(77)
Cash and cash equivalents at beginning of year	545	622

Cash and cash equivalents at end of year	$255	$545